Exhibit 99.1
1stDibs Reports Fourth Quarter and Full Year 2022 Financial Results

New York, NY — March 1, 2023 — 1stdibs.com, Inc. (NASDAQ: DIBS), a leading online marketplace for luxury design products ("1stDibs" or the "Company"), today reported financial results for its fourth quarter and full year ended December 31, 2022.
Fourth Quarter 2022 Financial Highlights
•Net revenue was $23.0 million, a decrease of 15% year-over-year.
•Gross profit was $16.2 million, a decrease of 3% year-over-year.
•Gross margin was 70.5%, compared to 61.7% in the fourth quarter 2021.
•GAAP net loss was $6.9 million compared to a net loss of $8.1 million in the fourth quarter 2021.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(4.5) million and (19.5)%, respectively, compared to $(6.7) million and (25.0)%, respectively, in the fourth quarter 2021.
•Cash and cash equivalents totaled $153.2 million as of December 31, 2022.

Full Year 2022 Financial Highlights
•Net revenue was $96.8 million, a decrease of 6% year-over-year.
•Gross profit was $67.2 million, a decrease of 5% year-over-year.
•Gross margin was 69.4%, compared to 68.7% in the year ended December 31, 2021.
•GAAP net loss was $22.5 million, compared to $21.0 million in the year ended December 31, 2021.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(20.7) million and (21.3)%, respectively, compared to $(16.5) million and (16.1)%, respectively, in the year ended December 31, 2021.
•On June 29, 2022, the Company sold 100% of its equity interest in Design Manager for a purchase price of $14.8 million and recorded a net gain on the sale of $9.7 million.
•In September 2022, the Company announced and implemented a restructuring plan to reduce operational costs and realign investment priorities involving the reduction of approximately 10% of the Company’s workforce. As a result of the reduction, we incurred approximately $0.7 million in non-recurring restructuring charges.

“In 2022, despite a challenging environment for e-commerce, we made significant progress on our strategic priorities, primarily Auctions, international expansion, supply growth and improving our cost structure,” said David Rosenblatt, 1stDibs Chief Executive Officer.

Tom Etergino, Chief Financial Officer of 1stDibs said, “We delivered our second quarter of sequential adjusted EBITDA margin improvement, driven by expense reductions. In 2023 we will remain focused on improving efficiency while also making selective investments in areas of the business showing strong potential, like Auctions and international expansion.”
Other Recent Business Highlights and Fourth Quarter Key Operating Metrics
•GMV was $104 million, a decrease of 11% year-over-year.
•Number of Orders was approximately 38K, a decrease of 5% year-over-year.
•Active Buyers was approximately 68K, a decrease of 7% year-over-year.

Financial Guidance and Outlook
The Company’s first quarter 2023 guidance is below.

Q1 2023 Guidance
GMV	$93 million - $100 million
Net revenue	$21.4 million - $22.5 million
Adjusted EBITDA margin (non-GAAP)	(29%) - (24%)

Actual results may differ materially from our Financial Guidance and Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A GAAP reconciliation to our non-GAAP guidance measure (adjusted EBITDA) is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense is impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Webcast Information
1stDibs will host a webcast to discuss its fourth quarter and full year 2022 financial results today at 8:00 a.m. Eastern Time. Investors and participants can access the webcast at the 1stDibs Investor Relations website (investors.1stdibs.com). A replay of the webcast will be available through the same link following the webcast, for one year thereafter.

Disclosure Information
In compliance with disclosure obligations under Regulation FD, 1stDibs announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

About 1stDibs

1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Media Contact:
Jennifer Miller
jennifer.miller@1stdibs.com

Investor Relations Contact:
Kevin LaBuz
investors@1stdibs.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements in this press release other than statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: "accelerate," "anticipate," "believe," "can," "contemplate," "continue," "could," "demand," "estimate," "expand," "expect," "focus," "intend," "may," "might," "objective," "ongoing," "opportunity," "outlook," "plan," "potential," "predict," "progress," "project," "should," "target," "will," "would," or the negative of these terms, or other comparable terminology or similar expressions intended to identify statements about the future.
These forward-looking statements include, but are not limited to, statements regarding the following: (1) our continued efforts to lay the foundation for future growth; (2) our focus on efficiency and steps to align our expenses to current demand and the impact thereof; and (3) our future results of operations and financial position, including our financial guidance and outlook. We cannot guarantee that any forward-looking statement will be accurate. Forward-looking statements are based on current of future events and if these prove to be inaccurate, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to vary materially from those discussed or implied in the forward-looking statements. These risks and uncertainties include but are not limited to the following: (1) our ability to execute our business plan and strategies to achieve our strategic initiatives; (2) our ability to achieve future growth; (3) risks related to our evaluation of multiple alternatives, including the outcome, if any, of such evaluation process, and market perception of, or reaction to, the foregoing; (4) our ability to enhance GMV growth and shareholder value; (5) our ability to effectively manage costs; and (6) macroeconomic conditions or geopolitical events or similar risks, as well as other risks, uncertainties, and other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K for the year ended December 31, 2021, our Forms 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, and other periodic reports and filings we make with the SEC. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise, except as required by law.

Key Operating Metrics Definitions
Gross Merchandise Value
We define GMV as the total dollar value from items sold by our sellers through 1stDibs in a given month, minus cancellations within that month, and excluding shipping and sales taxes. GMV includes all sales reported to us by our sellers, whether transacted through the 1stDibs marketplace or reported as an offline sale. We view GMV as a measure of the total economic activity generated by our online marketplace, and as an indicator of the scale and growth of our online marketplace and the health of our ecosystem. Our historical growth rates for GMV may not be indicative of future growth rates in GMV.

Number of Orders
We define Number of Orders as the total number of orders placed or reported through the 1stDibs marketplace in a given month, minus cancellations within that month. Our historical growth rates for Number of Orders may not be indicative of future growth rates in Number of Orders.
Active Buyers
We define Active Buyers as buyers who have made at least one purchase through our online marketplace during the 12 months ended on the last day of the period presented, net of cancellations. A buyer is identified by a unique email address; thus an Active Buyer could have more than one account if they were to use a separate unique email address to set up each account. We believe this metric reflects scale, engagement and brand awareness, and our ability to convert user activity on our online marketplace into transactions. Our historical growth rates for Active Buyers may not be indicative of future growth rates in new Active Buyers.

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$153,209	$168,226
Restricted cash, current	1,500	—
Accounts receivable, net of allowance for doubtful accounts of $113 and $29 at December 31, 2022 and December 31, 2021, respectively	972	701
Prepaid expenses	3,506	3,951
Receivables from payment processors	2,476	2,142
Other current assets	800	867
Total current assets	162,463	175,887
Restricted cash, non-current	3,334	3,333
Property and equipment, net	3,685	4,459
Operating lease right-of-use assets	21,990	—
Goodwill	4,075	7,202
Intangible assets, net	3	1,164
Other assets	246	209
Total assets	$195,796	$192,254
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,905	$4,729
Payables due to sellers	7,185	10,225
Accrued expenses	10,761	13,745
Operating lease liabilities, current	2,770	—
Other current liabilities	2,429	3,512
Total current liabilities	26,050	32,211
Operating lease liabilities, non-current	21,678	—
Other liabilities	46	2,605
Total liabilities	47,774	34,816
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized as of December 31, 2022 and December 31, 2021; zero shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 39,260,193 and 38,000,086 shares issued as of December 31, 2022 and December 31, 2021, respectively; and 39,260,193 and 37,991,529 shares outstanding as of December 31, 2022 and December 31, 2021, respectively	393	380
Additional paid-in capital	439,005	425,769
Accumulated deficit	(291,020)	(268,482)
Accumulated other comprehensive loss	(356)	(229)
Total stockholders’ equity	148,022	157,438
Total liabilities and stockholders’ equity	$195,796	$192,254

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenue	$22,957	$26,930	$96,849	$102,731
Cost of revenue	6,762	10,306	29,670	32,167
Gross profit	16,195	16,624	67,179	70,564
Operating expenses:
Sales and marketing	10,637	11,762	44,776	47,414
Technology development	5,726	5,849	24,437	19,110
General and administrative	6,959	6,064	27,594	21,293
Provision for transaction losses	1,501	1,405	5,933	5,191
Gain on sale of Design Manager	—	—	(9,684)	—
Total operating expenses	24,823	25,080	93,056	93,008
Loss from operations	(8,628)	(8,456)	(25,877)	(22,444)
Other income (expense), net:
Interest income	860	54	1,606	146
Interest expense	—	(4)	(11)	(16)
Other, net	944	340	1,781	1,372
Total other income (expense), net	1,804	390	3,376	1,502
Net loss before income taxes	(6,824)	(8,066)	(22,501)	(20,942)
Provision for income taxes	(37)	(21)	(37)	(21)
Net loss	(6,861)	(8,087)	(22,538)	(20,963)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	(7,061)
Net loss attributable to common stockholders	$(6,861)	$(8,087)	$(22,538)	$(28,024)
Net loss per share attributable to common stockholders—basic and diluted	$(0.18)	$(0.21)	$(0.59)	$(1.08)
Weighted average common shares outstanding—basic and diluted	39,035,706	37,908,878	38,479,437	26,059,744

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(22,538)	$(20,963)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,710	3,112
Stock-based compensation expense	11,214	2,839
Change in fair value of deferred acquisition consideration	—	427
Provision for transaction losses and e-commerce returns	781	701
Amortization of costs to obtain revenue contracts	310	447
Amortization of operating lease right-of-use assets	2,541	—
Deferred rent	—	(194)
Gain on sale of Design Manager	(9,684)	—
Other, net	195	21
Changes in operating assets and liabilities:
Accounts receivable	(497)	52
Prepaid expenses and other current assets	31	(1,418)
Receivables from payment processors	(323)	910
Other assets	(615)	(145)
Accounts payable and accrued expenses	(5,206)	5,055
Payables due to sellers	(3,041)	5,732
Operating lease liabilities	(2,735)	—
Other current liabilities and other liabilities	(1,057)	(977)
Net cash used in operating activities	(27,914)	(4,401)
Cash flows from investing activities:
Development of internal-use software	(1,871)	(2,110)
Purchases of property and equipment	(93)	(129)
Proceeds from sale of Design Manager	14,611	—
Other, net	(6)	(30)
Net cash provided by (used in) investing activities	12,641	(2,269)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	122,993
Proceeds from exercise of stock options	2,035	2,729
Payment of deferred acquisition consideration	—	(640)
Payment of deferred offering costs	—	(5,032)
Net cash provided by financing activities	2,035	120,050
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(278)	(16)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(13,516)	113,364
Cash, cash equivalents, and restricted cash at beginning of the period	171,559	58,195
Cash, cash equivalents, and restricted cash at end of the period	$158,043	$171,559

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net loss adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) other income (expense), net; (4) provision for income taxes; (5) gain on sale of Design Manager; (6) one-time expenses related to the sale of Design Manager; and (7) restructuring charges. We also provide Adjusted EBITDA Margin, a non-GAAP financial measure that presents Adjusted EBITDA divided by net revenue. Below is a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.
We have included Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, because they are key measures used by our management team to help us to assess our operating performance and the operating leverage in our business. We also use these measures to analyze our financial results, establish budgets and operational goals for managing our business, and make strategic decisions. We believe that Adjusted EBITDA and Adjusted EBITDA Margin help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses that we exclude from Adjusted EBITDA and Adjusted EBITDA Margin. Accordingly, we believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in their financial and operational decision-making. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance.
The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Further, these non-GAAP financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. Accordingly, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. These limitations of Adjusted EBITDA and Adjusted EBITDA Margin include the following:
•The exclusion of certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements;
•The exclusion of other income (expense), net, which includes interest income related to our cash equivalents, interest expense, and realized and unrealized gains and losses on foreign currency exchange; and
•The exclusion of stock-based compensation expense, which has been a significant recurring expense and will continue to constitute a significant recurring expense for the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy.
•The exclusion of gain on sale of Design Manager, which is a one time sale of our wholly owned subsidiary, as well as the related one-time expenses to sell the subsidiary which include primarily legal fees.

•The exclusion of restructuring charges, which are expenses from non-recurring employee severance and benefits costs.
Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results. The information in the tables below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

1STDIBS.COM, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(6,861)	$(8,087)	$(22,538)	$(20,963)
Excluding:
Depreciation and amortization	521	713	2,710	3,112
Stock-based compensation expense	3,552	1,008	11,214	2,839
Other income, net	(1,804)	(390)	(3,376)	(1,502)
Provision for income taxes	37	21	37	21
Gain on sale of Design Manager	—	—	(9,684)	—
One-time expenses related to sale of Design Manger	—	—	307	—
Restructuring charges	80	—	660	—
Adjusted EBITDA (non-GAAP)	$(4,475)	$(6,735)	$(20,670)	$(16,493)
Divided by:
Net revenue	$22,957	$26,930	$96,849	$102,731
Adjusted EBITDA Margin (non-GAAP)	(19.5)%	(25.0)%	(21.3)%	(16.1)%